1 Serving the Frontier Gaming Markets in Asia November 2013 (NASDAQ: EGT)

Safe Harbor Language Forward Looking Statements: This presentation contains forward - looking statements concerning Entertainment Gaming Asia Inc. (the “Company”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward - looking statements include statements regarding expectations for the Company’s slot operations business model, the earnings of the Pailin and Poipet gaming projects, the ability to reduce operating expenses for its casino operations in Pailin and otherwise realize the intended benefits of the strategic refocusing of its operations in Pailin, growth of the gaming industry in Asia , the Company’s ability to secure new casino and gaming projects and fund those projects , expectations for the Company’s gaming chips and plaques operations, the expected benefits from the relocation of the gaming chips and plaques operations to Hong Kong , the ability to expand its table game product offerings and the prospects for the expanded customer base for the Company’s gaming chips and plaques. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward - looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks related to the Company ’s ability to place gaming machines at significant levels and generate the expected amount of net win from the gaming machines placed, obtain the gaming license and building permits for gaming development projects on a timely basis or at all, complete construction and development of the casino and gaming projects on budget and in a timely manner, identify and implement successful marketing and promotional strategies at the Company’s casino projects and identify and successfully develop additional projects in the Indo - China region, acquire additional capital as and when needed, ability to obtain the needed approval by certain customers from local gaming authorities to continue their purchase of gaming chips and plaques from the Hong Kong facility on a timely basis or at all, identify and implement successful marketing and promotional strategies , obtain and fulfill significant purchase orders from the customers for the Company’s gaming chips and plaques , expand the Company’s gaming products offerings and adapt to changes in present gaming policies and political stability in the countries in which the Company operates, and those other risks set forth in the Company ’s annual report on Form 10 - K for the year ended December 31, 201 2 filed with the SEC on March 28 , 201 3 and subsequently filed quarterly reports on Form 10 - Q. The Company cautions readers not to place undue reliance on any forward - looking statements. The Company does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. 2

Company Overview 3 ▪ Entertainment Gaming Asia Inc. (the “Company” or “we”) is a leading gaming company focused on emerging gaming markets in Asia. ▪ We seek to capitalize on growth opportunities in Asian gaming markets and ensure growth is driven by multiple revenue sources through our three - pronged approach: 1. Slot Operations: The placement of electronic gaming machines (EGMs) on a revenue sharing model in casinos, resorts, hotels and other venues in the Pan - Asian region. We currently have six venues in operation in Cambodia and the Philippines with a total installed base of over 1,650 EGM seats. 2. Casino Operations and Development: The development and operation of regional casinos and gaming clubs under our Dreamworld brand in the Indo - China region. We have one casino and one slot club (hybrid of development and slot operations) in operation. 3. Gaming Products: The manufacture and sale of casino currency products (gaming chips and plaques) under our Dolphin brand to major casinos in Asia and Australia and distribution of third - party gaming products in our focus markets. ▪ Melco Group (HK:200) holds approximately 38% interest in the Company. ▪ Melco Group, through Melco Crown (NASDAQ:MPEL), owns interests in gaming, hotel and resort properties such as City of Dreams, Altira Macau, Mocha Slot and the Studio City project in Macau as well as a hotel and resort project in the Entertainment City in Manila, Philippines.

Company Overview

Melco Group
(200.HK)

- **33.7%** — **Melco Crown Entertainment Limited** (NASDAQ: MPEL; HKEx: 6883.HK)
  - City of Dreams – Premium Mass



  - Altira Macau – VIP Market



ALTIRA

  - Mocha – Grind Mass Market



Mocha

  - Planned Studio City – Mass Market

STUDIO CITY MACAU 新濠影滙

  - Philippines Project



  - Gaming Business

- **38.1%** — **Entertainment Gaming Asia** (NASDAQ: EGT)



  - Slot Participation, Gaming Development, Gaming Products

- **18.9%** — **Mountain China Resorts** (TSX.V: MCG)



  - Ski Resort Business

- **50.6%** — **MelcoLot** (HKEx: 8198.HK)



  - Lottery Business

- **86.7%** — **Jumbo**



  - Catering Business

- **5%*** — **Orient Regent**
  - Russia Gaming Business

* On August 23, 2013, New Crescent (a wholly owned subsidiary of Melco) entered into an Investment Agreement to make an investment in a gaming and resort development project in Russia, by acquiring 5% of the issued share capital of Orient Regent.

Entertainment Gaming Asia Inc.

DreamWorld casino resort slot club

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5 A Transformed Company with Quality Recurring Cash Flow Successful Turnaround ▪ Over the past several years, we successfully completed a turnaround and repositioning through: ▪ Refocusing slot operations on the highest - potential properties ▪ Expanding gaming strategy to include casino development and operation ▪ Refocusing legacy operations by divesting a low - margin, non - core business and repositioning gaming chips and plaques business ▪ Improving operating structure and efficiency ▪ Improving ability to generate cash flow ▪ Enhancing financial flexibility with repayment of all outstanding debt

6 Successful Turnaround (1) In March 2013, the Company sold the legacy non - gaming operations. Consolidated revenue and adjusted EBITDA figures above include these discontinued operations and are consistent with previously filed SEC Forms 10 - Q and 10 - K for the respective periods. (2) Gaming revenue includes Dreamworld Pailin casino, which opened in May 2012. (3) Average daily net win per machine data represents performance for the Company’s slot operations (participation business) only . T he calculation excludes EGMs operating during a new venue’s soft launch. Please see the Company’s SEC filings on Forms 10 - Q and 10 - K for more detail. (4) Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, stock - based compensation, and other non - cash ope rating income and expenses. Please see the Company’s SEC filings on Forms 10 - Q and 10 - K for greater disclosure on the use of adjusted EBITDA.

7 Three - Pronged Approach • Focus: Cambodia and the Philippines • Provides quality recurring cash flows • Establishes presence and goodwill in key markets Gaming Operations Gaming Products Slot Operations (Participation) Casino Operations Gaming Chips and Plaques and Related Products • Focus: Indo - China • Provides growth and higher return potential • Expands market presence and recognition of "Dreamworld" brand • Increases operational control • Focus: Asia & Australia • Provides diversification with long - term meaningful earnings potential • Expands ability to serve growing gaming markets in Asia

8 Market Data FDI Population 2012 2012-17 2007-12 2012 2007-12 Country (in millions) CAGR CAGR (1) (in millions) CAGR Indo-China Region and the Philippines Cambodia 15.4 14.2 10.3% 13.3% 3.6 12.2% Laos 6.5 9.2 10.0% 9.9% 3.3 15.4% Thailand 64.7 365.6 9.4% -5.3% 22.3 9.0% Vietnam 91.5 138.1 9.8% 25.4% 6.8 10.4% Philippines 97.5 250.4 10.5% -2.9% 4.3 6.7% GDP Locals are permitted to gamble Locals without foreign passports prohibited to gamble (2) Locals without foreign passports prohibited to gamble Tourism Gaming Policy Locals can gamble at slots but not tables No legal gambling Sources: Population: IMF World Economic Outlook Database, April 2013, 2013 projections GDP: IMF World Economic Outlook Database, April 2013; in Current USD FDI (Foreign Direct Investment): World Bank Data Catalog Tourism: United Nations World Tourism Organization and respective countries’ departments of tourism projections (1) FDI CAGRs for Cambodia, Laos and Vietnam are for the period of 2006 - 11 as 2012 data is not available. (2) In August 2013, a draft decree by the Vietnamese government proposed that locals meeting certain criteria should be allow ed to gamble on a pilot basis at the casino in the Van Don Special Economic Zone in northern Quang Ninh Province.

9 Indo - China – Slot Operations and Casino Development Dreamworld Poipet Dreamworld Pailin Dreamworld at Thansur Bokor NagaWorld ▪ Indo - China region, which comprises Cambodia, Laos, Myanmar, Thailand and Vietnam, has a combined total of over 240 million people. ▪ Favorable macro environment in the region continues to drive foreign direct investments and tourism. ▪ We are positioning to grow with these markets.

10 Cambodia – NagaWorld Slot Operations

11 Cambodia – NagaWorld Slot Operations

12 ▪ Our operations target t ourists and growing population of expatriates and foreign passport holders living in the area. ▪ We have 670 EGM seats under contract in prime ground floor slot spaces inside NagaWorld’s casino and resort. ▪ We jointly manage and operate our EGMs with NagaWorld and we and NagaWorld share the net WUD and operating costs at a 25% / 75% ratio, respectively. ▪ We collect on a daily basis its 25% share in cash. ▪ The contract duration for the total 670 EGM seats is six years, commencing March 1, 2010. Cambodia – NagaWorld Slot Operations

13 Cambodia – Thansur Bokor Slot Operations

14 Cambodia – Thansur Bokor Slot Operations

Cambodia – Thansur Bokor Slot Operations

- Thansur Bokor Resort and Casino is a five-star resort developed by leading Cambodian hotelier, Sokha Hotels and Resorts.
- Sokha Hotels and Resorts, owned by major Cambodian conglomerate Sokimex, has multiple properties in operation and several in development, including a major hotel in Phnom Penh.
- Located in the Bokor Mountains in the Kampot Province, Thansur Bokor officially opened in May 2012 and caters to tourists.
- We have 200 EGM seats in operation and the ability to place an additional 50 seats at our discretion.
- We and Sokha jointly manage and operate our EGMs and share the net WUD and operating costs at a 27% / 73% ratio, respectively.
- The contract duration for a total of up to 250 EGM seats is five years, commencing from the slot floor opening.

Entertainment Gaming Asia Inc.

DreamWorld casino resort slot club

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16 Cambodia – Dreamworld Poipet Slot Operations

17 Cambodia – Dreamworld Poipet Slot Operations

Cambodia – Dreamworld Poipet Slot Operations

- We developed and operate Dreamworld Poipet, a stand-alone slot hall to an existing casino in a prominent location in Poipet in Northwestern Cambodia near the Thailand border.
- Our casino owner partner is a division of ANCO Group, a major conglomerate in Cambodia, which holds many hotel properties in the market .
- Poipet is one of the most significant border crossings between Cambodia and Thailand (approximately five hours from Phnom Penh and three hours from Bangkok by car) and an established gaming market with limited real estate for future gaming development.
- The slot hall grand opening was in May 2013 and features approximately 300 EGM seats under a participation contract.
- Capital investment by us was approximately $7.5 million (funded internally) for the design and construction, and slot machine equipment.
- We have exclusive management control of the slot hall's development and business operation.
- We and casino owner split the net WUD generated by the EGMs in our slot hall and certain operating costs at a 40%/60% ratio, respectively.
- The contract term is 5 years with a 5-year renewal option.

Entertainment Gaming Asia Inc.

DreamWorld casino resort slot club

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19 Cambodia – Dreamworld Pailin Casino

20 Cambodia – Dreamworld Pailin Casino

21 ▪ Dreamworld Pailin, which opened in May 2012, is our first casino development project. ▪ Located in the Pailin Province in Northwestern Cambodia at the Thailand border at a growing trade route between the countries with solid infrastructure (approximately five hours from Phnom Penh and four hours from Bangkok by car). ▪ The casino currently leases the table games to third - party operators for rental fees and has installed owned 88 EGM seats of which 30 are semi - live electronic gaming tables. ▪ It caters to premium and mass market players from the major nearby cities in the region. ▪ Initial capital investment by us was approximately $2.5 million (funded internally) for the design and construction, and casino equipment. ▪ We lease the land from a local land owner and we receive 80% of the monthly net revenue after customer payouts, operating expenses, and taxes. ▪ The lease term is 20 years with renewal options. Cambodia – Dreamworld Pailin Casino

22 Philippines – Slot Operations Club Leisureworld , Pampanga Club Universal, Sta. Cruz Club San Pedro, Laguna

23 Philippines – Slot Operations

24 ▪ We have participation contracts with three venues located in the greater Manila area targeting local players in their respective neighborhoods. ▪ Our venues house approximately 140 to 220 EGM seats per location. ▪ Our revenue share of the WUD ranges from 15% to 35%. ▪ The typical initial term for these contracts is five years with renewal options. ▪ We are focused on enhancing returns on these assets through: ▪ Implementing, with the support of our venue owner partners, targeted marketing programs to maintain and expand our local customer base; and ▪ Redeploying, when possible, gaming assets from lower to higher performing venues in the market. Philippines – Slot Operations

25 ▪ We are actively seeking new projects in our existing markets where we have established relationships, market presence and brand equity . ▪ New projects in the form of : ▪ Slot participation □ New contracts for placement of gaming machines on a revenue sharing basis in casinos, resorts, hotels and other venues □ Advantages : Demonstrated success in deriving quality recurring cash flow □ Market focus : Indo - China and the Philippines ▪ Casinos □ Development of our own facilities □ Acquisition of existing casinos □ Advantages: Leverage experience and build greater brand equity with high - potential returns □ Market focus: Indo - China ▪ Management contracts □ Management of existing slot clubs □ Advantages: Expand presence and add incremental revenue with limited capital expenditures □ Market focus: Indo - China Gaming Operations Growth Opportunities

26 Hong Kong – Gaming Products

Hong Kong – Casino Currency

- Under our Dolphin brand, we are one of a few manufacturers of traditional (non-RFID) and RFID gaming chips and plaques.
- We provide a full suite of product offerings of casino currency (gaming chips and plaques) with leading-edge, currency grade security features.
- Dolphin has patents or patent applications for the manufacture process of gaming chips and plaques (RFID and non-RFID) in certain countries including Australia, Macau, Singapore and Korea.
- Dolphin has built a strong reputation in Southeast Asia and Australia region with an estimated share of approximately 25% of these combined markets and is poised to expand within these markets. Customers include:
  - Macau: City of Dreams, Altira, Galaxy, Venetian
  - Philippines: Solaire Resort & Casino (Entertainment City, Manila); Hyatt Casino (Manila)
  - Cambodia: Thansur Bokor (Kampot), Sokha Vegas (Sihanoukville)
  - Australia: Crown Casino (Melbourne), Crown Perth (Perth), The Star (Sydney); Jupiters Casino (Broadbeach); SKYCITY Entertainment Group
  - New Zealand: SKYCITY (Auckland)
- Increased focus on product development and marketing resulted in revenue improvement for gaming chips and plaques to $6.5 million (of which approximately $3 million was from reorders) in the 2012 fiscal year compared to $2 million in the 2011 fiscal year.
- We have a strong order pipeline as of September 30, 2013 from existing customers with approximately $1.3 million in confirmed sales.


DOLPHIN PRODUCTS LIMITED
www.dolphinhongkong.com
www.dolphinhongkong.com
DNA

Entertainment Gaming Asia Inc.
DreamWorld casino resort slot club
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28 ▪ In 2013, we relocated the gaming chip and plaque manufacturing plant to Hong Kong from Australia. ▪ Our new high - security facilities are located at the new corporate headquarters in Shatin, Hong Kong. ▪ Benefits of relocation include: ▪ Positions operations closer to customers and high - growth markets ▪ Increases production capacity and improves efficiency □ Maximum monthly production capacity of 400,000 chips and 20,000 plaques ▪ Escalates development of its product range and high - security features by availing us to greater high - tech resources ▪ Improves monitoring and controls ▪ Reduces estimated annual overhead costs by over $1 million □ Primarily related to payroll and administration by consolidating certain support functions Expected to Expand Market Share in Targeted High - growth Gaming Markets and Improve Division Profitability Hong Kong – Casino Currency ▪ Once the new factory is operating at full efficiency, average gross margin is expected to range from 25% to 35%, varying by production volume. By comparison, the consolidated gross margin of industry leader Gaming Partners International (Nasdaq: GPIC) was 30.8%* for the first nine months of 2013. * GPIC’s casino currency sales represented 58 . 3 % of total product sales during the first nine months of 2013 .

Hong Kong – Casino Currency Growth Opportunities

- We see attractive growth potential from expansion of gaming markets with major new casino development.
- We estimate an initial gaming chip and plaque order for a new integrated casino resort in Asia with approximately 300 table games to provide revenue of approximately $3-4 million with non-RFID or approximately $5-6 million with RFID.
- We estimate annual reorders from existing customers of 10-20% of the initial orders.

Planned Casino Resort Projects	Owner	Country / Territory	Total Investment	Est. No. of Tables (1)	Expected Opening
City of Dreams Manila	**Melco Crown Entertainment / Belle Corp.**	**Philippines**	**$1 billion**	**242**	**Mid-2014**
Melco Russia	**Summit Accent/Melco Int'l / Russian Investo**	**Russia**	**$650 million**	**60**	**2014/15**
Studio City	**Melco Crown Entertainment**	**Macau**	**$2 billion**	**400**	**Mid-2015**
Galaxy Macau Phase II	Galaxy Entertainment Group Limited	Macau	$2 billion	500	Mid:2015
Louis XIII	Louis III Holdings	Macau	$800 million	66	1H:2016
Wynn Cotai	Wynn Macau Limited	Macau	$4.0 billion	500	1H:2016
MGM Grand Paradise	MGM China Holdings Limited	Macau	$2.6 billion	500	1H:2016
The Parisian	Sands China	Macau	$2.8 billion	500	1H:2016
Resorts World Manila Bayshore	Travellers International Hotels / Genting HK	Philippines	$1.1 billion	300	2016
Manila Bay Resorts	Tiger Resorts Leisure / Robinson's Land Corp.	Philippines	$2 billion	500	2016
Crown Perth Expansion	**Crown Limited**	**Australia**	**$568 million**	**100**	**2016**
SJM Cotai	SJM Holdings Limited	Macau	$2.5 billion	700	Early 2017
Crown Sydney	**Crown Limited**	**Australia**	**$1.3 billion**	**120**	**2019**
NagaWorld Russia	NagaCorp.	Russia	$350 million	100	2019

Sources: Respective company reports, news sources

Note: Bolded projects represent those developed by Melco/Crown group

(1) The number of tables for projects in Macau represent figures previously reported by the respective companies and some remain subject to confirmation by the Macau government.

Entertainment Gaming Asia Inc.

DreamWorld casino resort slot club

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30 ▪ We seek to expand our product line of gaming products, which offers incremental growth opportunities and the ability to improve competitive positioning with customers. ▪ We have a distribution agreement with LT Game Limited, a leading supplier of electronic multi - game machines and equipment in Macau and the Asia Pacific region. The agreement provides for the following: □ Exclusive distribution rights for popular LT Game Limited products in designated venues in Cambodia, Vietnam and the Philippines; and □ The ability to leverage our market relationships and existing infrastructure and technical support teams in both Indo - China and the Philippines providing the potential for attractive incremental revenue, which should directly impact the bottom line. ▪ We are actively seeking agreements with other gaming product suppliers to add to our product mix. Hong Kong – Gaming Products Distribution

31 Our experienced management team has strong relationships and understanding of the regulatory, political and social dynamics in Asia. ▪ Clarence Chung (Chairman and Chief Executive Officer) ▪ Joined Entertainment Gaming Asia’s board in October 2007 and served as chairman since August 2008 ▪ Assumed CEO position in October 2008 and responsible for restructuring our operations ▪ Strong financial and gaming industry experience □ Serves as a director of Melco International Development Limited (HK:200) and of Melco Crown Entertainment Limited (NASDAQ: MPEL) as well as chairman and president of Melco Crown (Philippines) Resorts Corporation (PM:MIH) □ Previously held positions of chief financial officer, investment banker; and M&A specialist □ Named in “The Asian Gaming 50” in 2009, 2010, 2012 and 2013 by Inside Asian Gaming ▪ Andy Tsui (Chief Accounting Officer) ▪ Joined Entertainment Gaming Asia in July 2008 ▪ Over 10 years of financial management experience with U.S. listed companies and is a certified public accountant in the U.S. ▪ Mr. Panos Makridis ( Senior Vice President, Gaming Products) ▪ Joined Dolphin Products Limited subsidiary in May 2013 responsible for leading the overall sales and marketing activities with a focus on expanding market presence and product line ▪ Brings over 15 years of gaming experience, having held senior positions in various capacities at Crown Limited, Galaxy Entertainment Group and SHFL entertainment (Asia) Limited Experienced Management Team

Recent Results

- During the first nine months of 2013, we made progress in our efforts to enhance the potential for our businesses by:
  - Expanding our slot operations business with the opening of another Dreamworld property in a dynamic regional gaming market in Cambodia;
  - Divesting a low-margin, non-gaming gaming legacy business;
  - Completing the relocation and repositioning of the gaming products division, better positioning us to serve the growing gaming markets of Asia and improve this division's profitability; and
  - Formulating a plan to refocus Dreamworld Pailin intended to improve its earnings performance.

(in US$000)	9 Mos Ended Sept 2013	9 Mos Ended Sept 2012
Consolidated Revenue	18,200	17,862
Gaming Operations Revenue (2)	15,505	14,634
Gaming Products Revenue	2,695	3,228
Adjusted EBITDA	5,545	7,949
Net (Loss)/Income from Continuing Ops	(1,022)	1,207
Period End Cash Balance	4,640	10,630

Note: In March 2013, we sold the legacy Dolphin non-gaming operations. The figures above reflect the reclassification of the revenues and expenses of these sold assets to discontinued operations and therefore they are not comparable to the prior fiscal year periods in this presentation.

(1) The nine-month period ended September 30, 2013 includes: higher-than-typical and non-recurring costs related to the relocation of the gaming products business from Australia to Hong Kong and set up of the new factory; and ≈$228K in foreign currency losses vs. gains of ≈ $269Kfor same period in 2012 due to the strengthening of the USD vs. foreign currencies in the markets in which we operate.

(2) Includes casino operations beginning in May 2012

Entertainment Gaming Asia Inc.

DreamWorld casino resort slot club

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33 ▪ Targeting emerging Asian gaming markets which we believe to be under - served and poised for growth with attractive economic trends and strong demand. ▪ Slot operations offer r ecurring daily or monthly revenue model with compelling cash flow potential. ▪ Successful operations at NagaWorld in Cambodia provide strong revenue and cash flow contribution and build credibility for us as an operator in Indo - China. ▪ Expansion into role of casino/slot club developer and operator provides the ability to build Dreamworld brand equity in target markets, add incremental growth strategy to the gaming business and increase operational control. ▪ Restructuring of gaming products business, which includes Dolphin gaming chips and plaques, expected to improve presence in targeted high - growth gaming markets in Asia and add incremental earnings. ▪ Senior management team with strong industry and regional knowledge and relationships. ▪ Successfully completed restructuring of operations resulting in improved financial performance, greater operating efficiency and improved financial flexibility. With quality cash flow from operations, a focus on operational efficiency and established and expanding presence in our markets, we believe Entertainment Gaming Asia is poised to capitalize on the growth opportunities in targeted emerging gaming markets in Asia. Investment Considerations